Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bellerophon Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-219387, 333-210312, 333-202069 and 333-225871) on Form S-8, the registration statements (Nos. 333-221087, 333-211166 and 333-225878) on Form S-3 and the registration statement (Nos. 333-214773 and 333-214230) on Form S-1 of Bellerophon Therapeutics, Inc. of our report dated March 14, 2019, with respect to the consolidated balance sheets of Bellerophon Therapeutics, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity (deficiency in assets), and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), which report appears in the December 31, 2018 annual report on Form 10-K of Bellerophon Therapeutics, Inc.

/s/ KPMG LLP
Short Hills, New Jersey
March 14, 2019